UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 19, 2011

60 East 42nd St. Associates L.L.C.

(Exact name of registrant as specified in its charter)

Commission File Number:  0-2670

A New York Limited Liability Company	13-6077181
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

60 East 42nd Street, New York, New York 10165

(Address of principal executive offices, including zip code)

(212) 687-8700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

        240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

        240.13e-4(c))

Information to be included in the report

Item 4.01.  Changes in Registrant's Certifying Accountant

On January 19, 2011, 60 East 42nd St. Associates L.L.C. (the "Registrant") dismissed its independent registered accountant, Margolin, Winer & Evens LLP. The authorization to change the independent accountant of the Registrant, which does not have a board of directors, was given by Registrant’s members.

During the Registrant’s two most recent fiscal years, the reports of Margolin, Winer & Evens LLP with respect to the Registrant’s financial statements have not contained an adverse opinion or disclaimer of opinion, nor have they been qualified or modified as to uncertainty, audit scope or accounting principles.  Furthermore, during the Registrant’s two most recent fiscal years, and the subsequent interim period prior to termination of the client-independent accountant relationship with Margolin, Winer & Evens LLP, there were no disagreements with Margolin, Winer & Evens LLP on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure.

The Registrant has provided Margolin, Winer & Evens LLP with a copy of the foregoing disclosure and has requested a letter from Margolin, Winer & Evens LLP addressed to the Securities and Exchange Commission stating it agrees with the above statements made by Registrant.  A copy of Margolin, Winer & Evens LLP’s letter, dated January 20, 2011, is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01.   Exhibits

(d) Exhibits

Exhibit 16.1 - Letter of Margolin, Winer & Evens LLP regarding change in certifying accountant.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Th

DaDate: January 24, 2011	By:	/s/ 60 East 42nd St. Associates L.L.C. /s/ /s/ Mark Labell
Mark Labell Senior Vice President – Finance Malkin Holdings LLC, Supervisor*
*Registrant is a limited liability company supervised by Malkin Holdings LLC. Accordingly, this Form 8-K is being signed by a senior executive of Registrant’s supervisor.

Exhibit Index

Exhibit No.	Description
EX-16.1	Letter of Margolin, Winer & Evens LLP

EXHIBIT 16.1

January 20, 2011

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re: 60 East 42nd St. Associates L.L.C.

We have read the statements that we understand 60 East 42nd St. Associates L.L.C. will include under Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors.  We agree with such statements made regarding our firm.

Yours truly,

MARGOLIN, WINER & EVENS LLP

/s/ Margolin, Winer & Evens LLP